Exhibit 1.01 to Form SD

NeoPhotonics Corporation

Conflict Minerals Report

For the reporting period from January 1, 2018 to December 31, 2018

This Conflict Minerals Report (this “Report”) of NeoPhotonics Corporation (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2018 to December 31, 2018. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture a product and any mineral specified in the Rule is necessary for the functionality or production of such products. The specified minerals, which we collectively refer to in this Report as the “3TG Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and its adjoining countries, which include the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, the Covered Products (as defined below), and the 3TG Minerals are necessary for the functionality or production of those products.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which 3TG Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the calendar year 2018.

The Company is a leading provider of optical components, modules and subsystems based on PIC (photonic integrated circuit) technology that enable the delivery of video, voice and data over telecommunications, datacom, and cable TV networks. Our products, which are referred to in this Report collectively as the “Covered Products,” include electro-optical transceivers for telecom and datacom applications, optical semiconductor devices for amplication and modulation of optical signals, semiconductor lasers and laser assemblies for transmission and modulation of optical signals, passive optical devices for optical signal management, MEMS-based optical attenuation devices and optical receivers.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of 3TG Minerals. In this regard, the Company does not purchase 3TG Minerals directly from mines, smelters or refiners. The Company must therefore rely on its direct suppliers to provide information regarding the origin of 3TG Minerals that are included in the Covered Products, including sources of 3TG Minerals that are supplied to them by sub-tier suppliers. Moreover, the Company believes that the smelters and refiners of the 3TG Minerals are best suited to identify the sources of 3TG Minerals, and therefore has taken steps to identify the applicable smelters and refiners of 3TG Minerals in the Company’s supply chain.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry regarding the 3TG Minerals in its Covered Products. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the 3TG Minerals originated in the Covered Countries and whether any of the 3TG Minerals may be from recycled scrap or scrap sources.  In designing its reasonable country of origin inquiry, the Company employed a combination of measures, as described in this Report, to determine whether the 3TG Minerals in its Covered Products originated from the Covered Countries and, to the extent applicable, these measures were the same as the processes and procedures the Company used for its due diligence as described below, including in particular Step 1 and Step 2 below.

In connection with its reasonable country of origin inquiry, the Company has requested information regarding 3TG Minerals in its supply chain from all of the Company’s direct suppliers sourcing materials in the Covered Products, using the Conflict Minerals Reporting Template (the “Conflict Minerals Survey”) developed by the Responsible Minerals Initiative (RMI).  During the course of the year, the Company also followed up with those suppliers who had not responded to the Company’s previous requests for completion of the Conflict Minerals Survey and who previously provided incomplete responses to the Conflict Minerals Survey.  The Company’s outreach for 2018 included 134 suppliers, 92% of which responded to our request for information and 9.7% of which responded that the products they supply to the Company do not include 3TG Minerals. In addition, for 2018, the Company did not send a Conflicts Minerals Survey to suppliers of its packing, chemical and optical products after concluding that 3TG Minerals are not necessary to the functionality or production of such products.

Based on the results of its reasonable country of origin inquiry, the Company has reason to believe that, during the period covered by this Report, certain 3TG Minerals used in its Covered Products may have originated in the Covered Countries and, as a result, the Company was required to conduct due diligence for 2018.  These due diligence efforts are discussed below.

Due Diligence Process

Based on the results of the Company’s reasonable country of origin inquiry, the Company exercised due diligence on the source and chain of custody of the 3TG Minerals in its Covered Products. The Company’s due diligence measures are designed to attempt to ascertain the facilities used to process any 3TG Minerals in our Covered Products, the country of origin of any 3TG Minerals in our Covered Products and the mine(s) or location of origin with the greatest possible specificity.

The Company’s due diligence measures have been designed to conform in all material respects to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).  The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Step 1: Establish Strong Company Management Systems

(i)             Supply Chain Policy for Conflict Minerals.  The Company has adopted a statement and a policy relating to 3TG Minerals (the “Conflict Minerals Statement” and the “Conflict Minerals Policy,” respectively). The Conflict Minerals Statement states that the Company is committed to working with our global supply chain to ensure compliance with the OECD Guidance and regulations promulgated by the SEC concerning 3TG Minerals. We also note in our statement that our supplier agreements include conflict mineral due diligence and reporting requirements. The Conflict Minerals Policy further provides that the Company will make best efforts to ensure that any direct sourcing by the Company of tin, tungsten, tantalum and gold will only be from sources that are DRC conflict-free, as defined in the Rule. If we become aware of instances where 3TG Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources. Our Conflict Minerals Statement and Conflict Minerals Policy are publicly available in the section on Social Responsibility on the Company’s website at www.neophotonics.com.

(ii)          Management Support.  To enable compliance with the SEC’s regulations concerning 3TG Minerals, the Company has developed a process that is aligned with its Conflict Minerals Statement and Conflict Minerals Policy, and is documented in the Company’s controlled procedure entitled “Conflict Materials Management and Control Procedure.” The Company initiated a program to address the SEC’s conflict minerals requirements in early 2013.  This program is managed by a team of subject matter experts from relevant functions within the Company, including Supply Chain Management, Supplier Quality Engineering, Quality Systems, Research and Development, Product Application Engineering and Customer Service (the “Conflict Minerals Compliance Team”) and is led by our Vice President of Global Product Engineering & Quality Assurance. This global activity is overseen by our Conflict Minerals Free Management Committee composed of our Vice President of Global Product Engineering & Quality Assurance as well as our General Counsel and Director of Global Supply Chain Management.

(iii)       Controls and Transparency.  To establish a system of controls and transparency over the conflict minerals supply chain, the Company incorporated into its due diligence procedures a requirement for suppliers to provide information regarding the smelters and refiners in the supply chain using the Conflict Minerals Survey.  The Conflict Minerals Survey is designed by RMI, a recognized industry coalition that focuses on addressing conflict minerals in the supply chain.  The Conflict Minerals Survey requires suppliers to provide information concerning the usage and source of 3TG Minerals in their components, parts and products, as well as information concerning their related compliance efforts.  The Company elected to use the Conflict Minerals Survey because it is a commonly used reported template used in numerous industries, thereby easing the potential for confusion or misunderstanding by the Company’s suppliers.

(iv)      Engagement with Suppliers.  As the Company does not have a direct relationship with conflict mineral smelters and refiners, the Company relies on its suppliers to provide up-to-date and accurate smelter and refiner sourcing information.  The Company’s adoption and utilization of the industry standard RMI templates, tools and auditing program aided us in establishing consistency and transparency throughout the Company’s supply chain.  In addition, the Company has communicated its requirements to suppliers that the products they supply to the Company be compliant with its Conflict Minerals Statement.

(v)         Grievance Mechanism.  The Company accepts the reporting of known or suspected false information or other grievances concerning its 3TG Minerals programs and practices, including compliance with the Conflict Minerals Statement and the Conflict Minerals Policy, by emailing conflict.minerals@neophotonics.com or by reporting a concern to the Company’s ethics hotline.  Information about how to access the ethics hotline is available in the Company’s Code of Business Conduct available in the Investors section of the Company’s website at www.neophotonics.com.

Step 2:  Identify and Assess Risk in the Supply Chain

As described above, the requests for information regarding 3TG Minerals in the Company’s products were sent to all of the Company’s direct suppliers sourcing materials in the Company’s products, using the Conflict Minerals Survey.  Members of the Conflict Minerals Compliance Team collected and reviewed supplier responses to the Conflict Minerals Survey to identify incomplete, inaccurate or inconsistent responses, and consolidated this information in a central database.  The Company followed up with those suppliers that failed to respond to the Conflict Minerals Survey or that submitted incomplete responses or responses that contained inaccuracies or inconsistencies or were otherwise determined not to be suitable.  The Company also continues to work with those suppliers who have not yet provided responses or have provided incomplete responses.

To the extent that a completed response identified a smelter or refiner, the Company reviewed this information against the list of conflict free and “active” smelters and refiners and country of origin information published by RMI’s Responsible Minerals Assurance Process.  For non-certified smelters and refiners, we attempted outreach to encourage their participation in certification programs.  The Company also attempted to ascertain whether the smelter or refiner information provided was specific to the products supplied to the Company to determine whether the identified smelters are in the Company’s supply chain.

Step 3:  Design and Implement a Strategy to Respond to Identified Risks

The Conflict Minerals Compliance Team reported the findings of its compliance efforts in respect of 2018 to the Conflict Minerals Free Management Committee who will report on an annual basis to the Board of Directors.

Pursuant to our Conflict Minerals Statement and Conflict Minerals Policy, if the Company becomes aware of instances where 3TG Minerals in our supply chain potentially finance armed groups, as defined in the Rule, we will work with our suppliers to find alternate conflict-free sources.

Further, to mitigate the risk that 3TG Minerals in our supply chain potentially finance armed groups, we intend to engage in the additional measures discussed under “Risk Mitigation Efforts” below.

Step 4: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because the Company does not source 3TG Minerals directly from smelters or refiners, we rely on third parties, including RMI, to coordinate and conduct third party audits of these facilities.  The Company utilizes the published results of these third-party audits to determine whether a specified smelter or refiner processes 3TG Minerals that directly or indirectly finance or benefit armed groups.

Step 5: Report on Supply Chain Due Diligence

The Company has filed a Form SD and this Conflict Minerals Report with the SEC and has made the Conflict Minerals Report available in the section on Social Responsibility on the Company’s website at www.neophotonics.com.

Identified Smelters and Refiners

In connection with the our reasonable country of origin inquiry or due diligence, as applicable, the Company’s suppliers identified to us the smelters and refiners listed on Annex A as having processed the necessary 3TG Minerals contained in the Covered Products.  Due to the Company’s position in the supply chain, the Company relies on its suppliers for accurate smelter and refiner information.  The Company’s due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG Minerals contained in the Covered Products.

As indicated in the table in Annex A, the Company has gathered the names of 340 smelters and refiners identified by its direct suppliers in the Conflict Minerals Survey. Among them, 256 are on RMI’s list of “Conformant” smelters and refiners, six are included on RMI’s list of “Active” smelters and refiners, and 58 are included on RMI’s list of “Standard” smelters and refiners. See Annex A for definitions of Conformant, Active and Standard.

Due to our position in the supply chain, which we discuss above, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide adequate certainty regarding the source and chain of custody of the 3TG Minerals contained in the Covered Products. Of the suppliers that responded to the Conflict Minerals Survey and confirmed that 3TG Minerals are included in the products supplied to the Company, a majority (92%) of the responses received provided smelter and refiner information at the company level or were unable to specify the smelters and refiners used for products supplied to the Company. The Company is unable to determine whether any of the 3TG Minerals reported by these suppliers were contained in components or parts supplied to us, or to validate that any of these smelters and refiners are actually in the Company’s supply chain. In addition, 13% of responses to Conflict Minerals Survey Question 6 (Have you identified all of the smelters supplying the 3TG to your supply chain?) were “No”.  Therefore, in addition to being unable to determine whether reported smelters and refiners are part of the Company’s supply chain, we are also unsure as to the completeness of the population of smelters and refiners received.  Accordingly, the list of smelters and refiners in the table in Annex A may contain smelters and refiners that are not in our supply chain and there may be other smelters and refiners not yet identified in our due diligence process. We will continue to update the list as our information improves.

Country of Origin Information and Efforts to Determine Mine Location

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to determine the country of origin of the 3TG Minerals in its Covered Products or the facilities used to process the 3TG Minerals, including whether the 3TG Minerals were from recycled or scrap sources.

Risk Mitigation Efforts

In the next compliance period, the Company will take the following steps to improve its due diligence and mitigate any risk that the 3TG Minerals in the Covered Products could benefit armed groups in the Covered Countries:

•                  Continue to follow up with suppliers who have not responded or have submitted incomplete responses to the Conflict Minerals Survey, clarify any issues and encourage responses;

•                  Continue to encourage suppliers that provided company level information in their prior responses to the Conflict Minerals Survey to provide product level information through ongoing outreach with these suppliers;

•                  Continue to encourage our suppliers to implement responsible sourcing of 3TG Minerals; and

•                  Continue to encourage our suppliers to require the smelters and refiners in their supply chain to obtain conflict-free designations from an independent, third party auditor.

Annex A

Smelter and Refiner Information

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Advanced Chemical Company	RMAP Conformant Smelter
Gold	Aida Chemical Industries Co., Ltd.	RMAP Conformant Smelter
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	RMAP Conformant Smelter
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	RMAP Conformant Smelter
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	RMAP Conformant Smelter
Gold	Argor-Heraeus S.A.	RMAP Conformant Smelter
Gold	Asahi Pretec Corp.	RMAP Conformant Smelter
Gold	Asaka Riken Co., Ltd.	RMAP Conformant Smelter
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	RMAP Standard Smelter List
Gold	Aurubis AG	RMAP Conformant Smelter
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	RMAP Conformant Smelter
Gold	Boliden AB	RMAP Conformant Smelter
Gold	C. Hafner GmbH + Co. KG	RMAP Conformant Smelter
Gold	Caridad	RMAP Standard Smelter List
Gold	CCR Refinery - Glencore Canada Corporation	RMAP Conformant Smelter
Gold	Cendres + Metaux S.A.	RMAP Conformant Smelter
Gold	Yunnan Copper Industry Co., Ltd.	RMAP Standard Smelter List
Gold	Chimet S.p.A.	RMAP Conformant Smelter
Gold	Chugai Mining	RMAP Active smelter
Gold	Daejin Indus Co., Ltd.	RMAP Conformant Smelter
Gold	Daye Non-Ferrous Metals Mining Ltd.	RMAP Standard Smelter List

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	DSC (Do Sung Corporation)	RMAP Conformant Smelter
Gold	DODUCO Contacts and Refining GmbH	RMAP Conformant Smelter
Gold	Dowa	RMAP Conformant Smelter
Gold	Eco-System Recycling Co., Ltd.	RMAP Conformant Smelter
Gold	OJSC Novosibirsk Refinery	RMAP Conformant Smelter
Gold	Refinery of Seemine Gold Co., Ltd.	RMAP Standard Smelter List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	RMAP Standard Smelter List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	RMAP Standard Smelter List
Gold	HeeSung Metal Ltd.	RMAP Conformant Smelter
Gold	Heimerle + Meule GmbH	RMAP Conformant Smelter
Gold	Heraeus Metals Hong Kong Ltd.	RMAP Conformant Smelter
Gold	Heraeus Precious Metals GmbH & Co. KG	RMAP Conformant Smelter
Gold	Hunan Chenzhou Mining Co., Ltd.	RMAP Standard Smelter List
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	RMAP Standard Smelter List
Gold	HwaSeong CJ CO., LTD.	RMAP Standard Smelter List
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	RMAP Conformant Smelter
Gold	Ishifuku Metal Industry Co., Ltd.	RMAP Conformant Smelter
Gold	Istanbul Gold Refinery	RMAP Conformant Smelter
Gold	Japan Mint	RMAP Conformant Smelter
Gold	Jiangxi Copper Co., Ltd.	RMAP Conformant Smelter
Gold	Asahi Refining USA Inc.	RMAP Conformant Smelter
Gold	Asahi Refining Canada Ltd.	RMAP Conformant Smelter
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RMAP Standard Smelter List

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	JSC Uralelectromed	RMAP Conformant Smelter
Gold	JX Nippon Mining & Metals Co., Ltd.	RMAP Conformant Smelter
Gold	Kazakhmys Smelting LLC	RMAP Standard Smelter List
Gold	Kazzinc	RMAP Conformant Smelter
Gold	Kennecott Utah Copper LLC	RMAP Conformant Smelter
Gold	Kojima Chemicals Co., Ltd.	RMAP Conformant Smelter
Gold	Kyrgyzaltyn JSC	RMAP Conformant Smelter
Gold	L’azurde Company For Jewelry	RMAP Standard Smelter List
Gold	Lingbao Gold Co., Ltd.	RMAP Standard Smelter List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	RMAP Standard Smelter List
Gold	LS-NIKKO Copper Inc.	RMAP Conformant Smelter
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	RMAP Standard Smelter List
Gold	Materion	RMAP Conformant Smelter
Gold	Matsuda Sangyo Co., Ltd.	RMAP Conformant Smelter
Gold	Metalor Technologies (Suzhou) Ltd.	RMAP Conformant Smelter
Gold	Metalor Technologies (Hong Kong) Ltd.	RMAP Conformant Smelter
Gold	Metalor Technologies (Singapore) Pte., Ltd.	RMAP Conformant Smelter
Gold	Metalor Technologies S.A.	RMAP Conformant Smelter
Gold	Metalor USA Refining Corporation	RMAP Conformant Smelter
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	RMAP Conformant Smelter
Gold	Mitsubishi Materials Corporation	RMAP Conformant Smelter
Gold	Mitsui Mining and Smelting Co., Ltd.	RMAP Conformant Smelter
Gold	Moscow Special Alloys Processing Plant	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	RMAP Conformant Smelter
Gold	Navoi Mining and Metallurgical Combinat	RMAP Standard Smelter List
Gold	Nihon Material Co., Ltd.	RMAP Conformant Smelter
Gold	Elemetal Refining, LLC	Smelter not yet listed
Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP Conformant Smelter
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RMAP Conformant Smelter
Gold	PAMP S.A.	RMAP Conformant Smelter
Gold	Penglai Penggang Gold Industry Co., Ltd.	RMAP Standard Smelter List
Gold	Prioksky Plant of Non-Ferrous Metals	RMAP Conformant Smelter
Gold	PT Aneka Tambang (Persero) Tbk	RMAP Conformant Smelter
Gold	PX Precinox S.A.	RMAP Conformant Smelter
Gold	Rand Refinery (Pty) Ltd.	RMAP Conformant Smelter
Gold	Royal Canadian Mint	RMAP Conformant Smelter
Gold	Sabin Metal Corp.	RMAP Standard Smelter List
Gold	Samduck Precious Metals	RMAP Standard Smelter List
Gold	Samwon Metals Corp.	RMAP Standard Smelter List
Gold	Schone Edelmetaal B.V.	Smelter not yet listed
Gold	SEMPSA Joyeria Plateria S.A.	RMAP Conformant Smelter
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	RMAP Standard Smelter List
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	RMAP Conformant Smelter
Gold	Sichuan Tianze Precious Metals Co., Ltd.	RMAP Conformant Smelter
Gold	So Accurate Group, Inc.	Smelter not yet listed
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Solar Applied Materials Technology Corp.	RMAP Conformant Smelter
Gold	Sumitomo Metal Mining Co., Ltd.	RMAP Conformant Smelter
Gold	Tanaka Kikinzoku Kogyo K.K.	RMAP Conformant Smelter
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	RMAP Standard Smelter List
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	RMAP Conformant Smelter
Gold	Tokuriki Honten Co., Ltd.	RMAP Conformant Smelter
Gold	Tongling Nonferrous Metals Group Co., Ltd.	RMAP Standard Smelter List
Gold	Torecom	RMAP Conformant Smelter
Gold	Umicore Brasil Ltda.	RMAP Conformant Smelter
Gold	Umicore S.A. Business Unit Precious Metals Refining	RMAP Conformant Smelter
Gold	United Precious Metal Refining, Inc.	RMAP Conformant Smelter
Gold	Valcambi S.A.	RMAP Conformant Smelter
Gold	Western Australian Mint (T/a The Perth Mint)	RMAP Conformant Smelter
Gold	Yamakin Co., Ltd.	RMAP Conformant Smelter
Gold	Yokohama Metal Co., Ltd.	RMAP Conformant Smelter
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	RMAP Conformant Smelter
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	RMAP Conformant Smelter
Gold	Morris and Watson	RMAP Standard Smelter List
Gold	SAFINA A.S.	RMAP Standard Smelter List
Gold	Guangdong Jinding Gold Limited	RMAP Standard Smelter List
Gold	Umicore Precious Metals Thailand	RMAP Conformant Smelter
Gold	Geib Refining Corporation	RMAP Conformant Smelter
Gold	MMTC-PAMP India Pvt., Ltd.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	Republic Metals Corporation	Smelter not yet listed
Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP Active smelter
Gold	Fidelity Printers and Refiners Ltd.	RMAP Standard Smelter List
Gold	Singway Technology Co., Ltd.	RMAP Conformant Smelter
Gold	Shangdong Humon Smelting Co., Ltd.	RMAP Standard Smelter List
Gold	Al Etihad Gold LLC	RMAP Conformant Smelter
Gold	Emirates Gold DMCC	RMAP Conformant Smelter
Gold	International Precious Metal Refiners	RMAP Standard Smelter List
Gold	Kaloti Precious Metals	RMAP Standard Smelter List
Gold	Sudan Gold Refinery	RMAP Standard Smelter List
Gold	T.C.A S.p.A	RMAP Conformant Smelter
Gold	Remondis Argentia B.V.	RMAP Conformant Smelter
Gold	Fujairah Gold FZE	RMAP Standard Smelter List
Gold	Tony Goetz NV	RMAP Standard Smelter List
Gold	Korea Zinc Co., Ltd.	RMAP Conformant Smelter
Gold	Marsam Metals	RMAP Conformant Smelter
Gold	TOO Tau-Ken-Altyn	RMAP Standard Smelter List
Gold	Abington Reldan Metals, LLC	RMAP Standard Smelter List
Gold	SAAMP	RMAP Conformant Smelter
Gold	L’Orfebre S.A.	RMAP Conformant Smelter
Gold	8853 S.p.A.	RMAP Conformant Smelter
Gold	Italpreziosi	RMAP Conformant Smelter
Gold	SAXONIA Edelmetalle GmbH	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Gold	WIELAND Edelmetalle GmbH	RMAP Conformant Smelter
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RMAP Conformant Smelter
Gold	AU Traders and Refiners	RMAP Conformant Smelter
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	RMAP Standard Smelter List
Gold	Sai Refinery	RMAP Standard Smelter List
Gold	Universal Precious Metals Refining Zambia	RMAP Standard Smelter List
Gold	Modeltech Sdn Bhd	RMAP Standard Smelter List
Gold	Bangalore Refinery	RMAP Conformant Smelter
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RMAP Standard Smelter List
Gold	Morris and Watson Gold Coast	RMAP Standard Smelter List
Gold	Degussa Sonne / Mond Goldhandel GmbH	RMAP Standard Smelter List
Gold	Pease & Curren	RMAP Standard Smelter List
Gold	SungEel HiMetal Co., Ltd.	RMAP Conformant Smelter
Gold	Planta Recuperadora de Metales SpA	RMAP Conformant Smelter
Gold	Safimet S.p.A	RMAP Conformant Smelter
Gold	State Research Institute Center for Physical Sciences and Technology	RMAP Standard Smelter List
Gold	African Gold Refinery	RMAP Standard Smelter List
Gold	NH Recytech Company	RMAP Active smelter
Gold	DS PRETECH Co., Ltd.	RMAP Conformant Smelter
Gold	QG Refining, LLC	RMAP Standard Smelter List
Gold	Dijllah Gold Refinery FZC	RMAP Standard Smelter List
Tantalum	Asaka Riken Co., Ltd.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP Conformant Smelter
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP Conformant Smelter
Tantalum	Duoluoshan	Smelter not yet listed
Tantalum	Exotech Inc.	RMAP Conformant Smelter
Tantalum	F&X Electro-Materials Ltd.	RMAP Conformant Smelter
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	RMAP Conformant Smelter
Tantalum	Hi-Temp Specialty Metals, Inc.	Smelter not yet listed
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP Conformant Smelter
Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP Conformant Smelter
Tantalum	King-Tan Tantalum Industry Ltd.	Smelter not yet listed
Tantalum	LSM Brasil S.A.	RMAP Conformant Smelter
Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP Conformant Smelter
Tantalum	Mineracao Taboca S.A.	RMAP Conformant Smelter
Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP Conformant Smelter
Tantalum	NPM Silmet AS	RMAP Conformant Smelter
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP Conformant Smelter
Tantalum	QuantumClean	RMAP Conformant Smelter
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP Conformant Smelter
Tantalum	Solikamsk Magnesium Works OAO	RMAP Conformant Smelter
Tantalum	Taki Chemical Co., Ltd.	RMAP Conformant Smelter
Tantalum	Telex Metals	RMAP Conformant Smelter
Tantalum	Ulba Metallurgical Plant JSC	RMAP Conformant Smelter
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Smelter not yet listed

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Smelter not yet listed
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP Conformant Smelter
Tantalum	D Block Metals, LLC	RMAP Conformant Smelter
Tantalum	FIR Metals & Resource Ltd.	RMAP Conformant Smelter
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP Conformant Smelter
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	RMAP Conformant Smelter
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP Conformant Smelter
Tantalum	KEMET Blue Metals	RMAP Conformant Smelter
Tantalum	H.C. Starck Co., Ltd.	RMAP Conformant Smelter
Tantalum	H.C. Starck Tantalum and Niobium GmbH	RMAP Conformant Smelter
Tantalum	H.C. Starck Hermsdorf GmbH	RMAP Conformant Smelter
Tantalum	H.C. Starck Inc.	RMAP Conformant Smelter
Tantalum	H.C. Starck Ltd.	RMAP Conformant Smelter
Tantalum	H.C. Starck Smelting GmbH & Co. KG	RMAP Conformant Smelter
Tantalum	Global Advanced Metals Boyertown	RMAP Conformant Smelter
Tantalum	Global Advanced Metals Aizu	RMAP Conformant Smelter
Tantalum	KEMET Blue Powder	RMAP Conformant Smelter
Tantalum	Resind Industria e Comercio Ltda.	RMAP Conformant Smelter
Tantalum	Jiangxi Tuohong New Raw Material	RMAP Conformant Smelter
Tantalum	Power Resources Ltd.	RMAP Conformant Smelter
Tantalum	Jiujiang Janny New Material Co., Ltd.	RMAP Conformant Smelter
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP Conformant Smelter
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Smelter not yet listed

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Smelter not yet listed
Tin	Alpha	RMAP Conformant Smelter
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Smelter not yet listed
Tin	CV Gita Pesona	RMAP Conformant Smelter
Tin	PT Aries Kencana Sejahtera	RMAP Conformant Smelter
Tin	PT Premium Tin Indonesia	RMAP Conformant Smelter
Tin	CV United Smelting	RMAP Conformant Smelter
Tin	Dowa	RMAP Conformant Smelter
Tin	EM Vinto	RMAP Conformant Smelter
Tin	Estanho de Rondonia S.A.	RMAP Standard Smelter List
Tin	Fenix Metals	RMAP Conformant Smelter
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP Conformant Smelter
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	RMAP Conformant Smelter
Tin	Huichang Jinshunda Tin Co., Ltd.	RMAP Conformant Smelter
Tin	Gejiu Kai Meng Industry and Trade LLC	RMAP Conformant Smelter
Tin	China Tin Group Co., Ltd.	RMAP Conformant Smelter
Tin	Malaysia Smelting Corporation (MSC)	RMAP Conformant Smelter
Tin	Metallic Resources, Inc.	RMAP Conformant Smelter
Tin	Mineracao Taboca S.A.	RMAP Conformant Smelter
Tin	Minsur	RMAP Conformant Smelter
Tin	Mitsubishi Materials Corporation	RMAP Conformant Smelter
Tin	Jiangxi New Nanshan Technology Ltd.	RMAP Conformant Smelter
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tin	Operaciones Metalurgical S.A.	RMAP Conformant Smelter
Tin	PT Artha Cipta Langgeng	RMAP Conformant Smelter
Tin	PT Babel Inti Perkasa	RMAP Conformant Smelter
Tin	PT Babel Surya Alam Lestari	RMAP Conformant Smelter
Tin	PT Bangka Tin Industry	RMAP Conformant Smelter
Tin	PT Belitung Industri Sejahtera	RMAP Conformant Smelter
Tin	PT Bukit Timah	RMAP Conformant Smelter
Tin	PT DS Jaya Abadi	RMAP Conformant Smelter
Tin	PT Eunindo Usaha Mandiri	Smelter not yet listed
Tin	PT Karimun Mining	RMAP Conformant Smelter
Tin	PT Mitra Stania Prima	RMAP Conformant Smelter
Tin	PT Panca Mega Persada	RMAP Conformant Smelter
Tin	PT Prima Timah Utama	RMAP Conformant Smelter
Tin	PT Refined Bangka Tin	RMAP Conformant Smelter
Tin	PT Sariwiguna Binasentosa	RMAP Conformant Smelter
Tin	PT Stanindo Inti Perkasa	RMAP Conformant Smelter
Tin	PT Sumber Jaya Indah	RMAP Conformant Smelter
Tin	PT Timah (Persero) Tbk Kundur	RMAP Conformant Smelter
Tin	PT Timah (Persero) Tbk Mentok	RMAP Conformant Smelter
Tin	PT Tinindo Inter Nusa	RMAP Conformant Smelter
Tin	PT Tommy Utama	RMAP Conformant Smelter
Tin	Rui Da Hung	RMAP Conformant Smelter
Tin	Soft Metais Ltda.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tin	Thaisarco	RMAP Conformant Smelter
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP Conformant Smelter
Tin	VQB Mineral and Trading Group JSC	Smelter not yet listed
Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP Conformant Smelter
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP Conformant Smelter
Tin	Yunnan Tin Company Limited	RMAP Conformant Smelter
Tin	CV Venus Inti Perkasa	RMAP Conformant Smelter
Tin	Magnu’s Minerais Metais e Ligas Ltda.	RMAP Conformant Smelter
Tin	PT Tirus Putra Mandiri	RMAP Conformant Smelter
Tin	Melt Metais e Ligas S.A.	RMAP Conformant Smelter
Tin	PT ATD Makmur Mandiri Jaya	RMAP Conformant Smelter
Tin	O.M. Manufacturing Philippines, Inc.	RMAP Conformant Smelter
Tin	PT Inti Stania Prima	RMAP Conformant Smelter
Tin	CV Ayi Jaya	RMAP Conformant Smelter
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	RMAP Standard Smelter List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	RMAP Standard Smelter List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	RMAP Standard Smelter List
Tin	CV Dua Sekawan	RMAP Conformant Smelter
Tin	CV Tiga Sekawan	RMAP Conformant Smelter
Tin	An Vinh Joint Stock Mineral Processing Company	RMAP Standard Smelter List
Tin	Resind Industria e Comercio Ltda.	RMAP Conformant Smelter
Tin	Super Ligas	RMAP Standard Smelter List
Tin	Smelter not yet identified	Smelter not yet listed

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tin	Metallo Belgium N.V.	RMAP Conformant Smelter
Tin	Metallo Spain S.L.U.	RMAP Conformant Smelter
Tin	PT Bangka Prima Tin	RMAP Conformant Smelter
Tin	PT Sukses Inti Makmur	RMAP Conformant Smelter
Tin	An Thai Minerals Co., Ltd.	Smelter not yet listed
Tin	PT Kijang Jaya Mandiri	RMAP Conformant Smelter
Tin	PT Menara Cipta Mulia	RMAP Conformant Smelter
Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP Standard Smelter List
Tin	Gejiu Fengming Metallurgy Chemical Plant	RMAP Conformant Smelter
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	RMAP Conformant Smelter
Tin	Modeltech Sdn Bhd	RMAP Conformant Smelter
Tin	Gejiu Jinye Mineral Company	RMAP Conformant Smelter
Tin	PT Lautan Harmonis Sejahtera	RMAP Conformant Smelter
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP Conformant Smelter
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP Conformant Smelter
Tin	PT Bangka Serumpun	RMAP Conformant Smelter
Tin	Pongpipat Company Limited	RMAP Standard Smelter List
Tin	Tin Technology & Refining	RMAP Conformant Smelter
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	RMAP Active smelter
Tin	PT Rajawali Rimba Perkasa	RMAP Active smelter
Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP Conformant Smelter
Tungsten	Kennametal Huntsville	RMAP Conformant Smelter
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Smelter not yet listed
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Global Tungsten & Powders Corp.	RMAP Conformant Smelter
Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP Conformant Smelter
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP Conformant Smelter
Tungsten	Japan New Metals Co., Ltd.	RMAP Conformant Smelter
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP Conformant Smelter
Tungsten	Kennametal Fallon	RMAP Conformant Smelter
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Smelter not yet listed
Tungsten	Wolfram Bergbau und Hutten AG	RMAP Conformant Smelter
Tungsten	Xiamen Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	RMAP Standard Smelter List
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP Conformant Smelter
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP Conformant Smelter

Metal	Name of Smelter or Refiner	Smelter or Refiner Status*
Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP Conformant Smelter
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Smelter not yet listed
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Smelter not yet listed
Tungsten	H.C. Starck Tungsten GmbH	RMAP Conformant Smelter
Tungsten	H.C. Starck Smelting GmbH & Co. KG	RMAP Conformant Smelter
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	RMAP Conformant Smelter
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP Conformant Smelter
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	RMAP Conformant Smelter
Tungsten	Niagara Refining LLC	RMAP Conformant Smelter
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP Conformant Smelter
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	RMAP Standard Smelter List
Tungsten	Hydrometallurg, JSC	RMAP Conformant Smelter
Tungsten	Unecha Refractory metals plant	RMAP Conformant Smelter
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	RMAP Conformant Smelter
Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP Conformant Smelter
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	RMAP Conformant Smelter
Tungsten	ACL Metais Eireli	RMAP Conformant Smelter
Tungsten	Woltech Korea Co., Ltd.	RMAP Conformant Smelter
Tungsten	Moliren Ltd.	RMAP Conformant Smelter
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	RMAP Active smelter

*  The information in this column is based on smelter or refiner information made publicly available by RMI as of

May 8, 2019.  The terms used have the following meanings:

•                  “RMAP Conformant Smelter” means that a smelter or refiner participates in and has been listed as “conformant” by the Responsible Minerals Assurance Process (“RMAP”) or is listed as “Re-audit in process” by the RMAP.

•                  “RMAP Active Smelter” is a RMAP designation that means that the smelter or refiner is listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the RMAP or is participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.

•                  “RMAP Standard Smelter List” means that the smelter or refiner is listed on the RMI Standard Smelter Names tab of the Conflict Minerals Survey but is not listed as “Conformant” or “Active.”